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                                                                  EXHIBIT 10.22


                                   AGREEMENT



         THIS AGREEMENT entered into this 9th day of November, 1994, by and between Sara Lee Corporation, a Maryland corporation, with its principal place of business at Three First National Plaza, Suite 4600, Chicago, Illinois 60602 United States of America (hereinafter called "Sara Lee"), and Frank L. Meysman, an individual whose principal residence is at Nachtegaallaan 1, 2243 E1 Wassenaar, The Netherlands (hereinafter called "Meysman").


                                  WITNESSETH:

         WHEREAS, Sara Lee has elected Meysman to serve as a Senior Vice President and has nominated Meysman to serve as Chairman of the Board of Management of Sara Lee/DE N.V., an indirect, wholly-owned subsidiary of Sara Lee incorporated in the Netherlands (hereinafter called "Sara Lee/DE"); and

         WHEREAS, the Supervisory Board of Sara Lee/DE has approved the nomination of Meysman as Chairman of the Board of Management of Sara Lee/DE; and

         WHEREAS, Meysman has agreed to serve Sara Lee as a Senior Vice President and Sara Lee/DE as Chairman of its Board of Management in consideration for certain compensation and benefits; and

         WHEREAS, Meysman has entered into a written employment agreement with Sara Lee/DE dated as of November 9, 1994, providing for certain of the compensation and benefits related to his service as Chairman of the Board of Management of Sara Lee/DE (hereinafter called "Sara Lee/DE Agreement"); and




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         WHEREAS, Sara Lee has agreed to provide certain additional benefits to
Meysman in consideration for his service as a Senior Vice President;

         NOW, THEREFORE, Sara Lee and Meysman hereby agree to the following terms and conditions with respect to the additional benefits which Sara Lee shall provide to him:

         1.    SHORT-TERM (ANNUAL) INCENTIVE PLAN

         During the term of this Agreement, Meysman shall be entitled to participate in the Sara Lee Corporation Short-Term (Annual) Incentive Plan (hereinafter called the "Annual Plan") applicable for each Sara Lee fiscal year. The Annual Plan shall provide for the payment of additional cash compensation on a fiscal year basis, the amount of which shall be related to the performance of operating businesses for which Meysman is accountable and/or the performance of Sara Lee Corporation in its entirety. Meysman shall be eligible to earn an incentive award of up to ninety-five percent (95%) of the base salary payable to him under the Sara Lee/DE Agreement. The performance standards against which his award will be determined shall be established at the beginning of each fiscal year during the term of this Agreement by the Sara Lee executive to whom Meysman reports and the terms and provisions established for the Annual Plan by Sara Lee's Board of Directors, or a committee thereof.


         2.      LONG TERM INCENTIVE PLANS

         During the term of this Agreement, Meysman shall be entitled to participate in any Sara Lee long term incentive compensation plan providing for the payment of additional cash compensation (hereinafter called "Long-Term Plan"). The amount of cash compensation payable under the Long-Term Plan shall be related to the performance of operating businesses for which Meysman is accountable and/or the performance of Sara Lee Corporation in its entirety.
The time period for which performance shall be measured, the maximum amount of compensation


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which he may earn and the procedures for determining his earnings under such plans, shall be established by Sara Lee's Board of Directors, or a committee thereof.


         3.      STOCK OPTION PLANS

         During the term of this Agreement, Meysman shall be entitled to participate in any stock option plans providing for the granting of options to purchase shares of Sara Lee securities over an extended period of time at the market value of such shares on the date of grant of the option, and in any plans which provide for the distribution or reservation of shares for management personnel, including, without limitation, restricted stock plans. The number of shares to which Meysman shall be entitled pursuant to a grant, distribution or reservation under a particular plan shall be established by Sara Lee's Board of Directors, or a committee thereof.

         4.      DEFERRED COMPENSATION PLANS

         During the term of this Agreement, Meysman shall be entitled to participate in any plans which permit management personnel of Sara Lee to defer the payment to him or her of base salary or incentive annual or long term cash compensation.

         5.      FINANCIAL COUNSELING

         During the term of this Agreement, Sara Lee shall reimburse Meysman, or pay directly to such financial adviser as Meysman may direct, the fees related to his personal financial counseling, provided that the amount of such fees that Sara Lee shall be obligated to pay during any one calendar year shall not exceed three percent (3%) of Meysman's base salary at the [beginning/end] of such calendar year.

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         6.      PARTICIPATION SUBJECT TO TERMS OF PLANS

         Meysman shall be entitled to participate in the above-described benefits plans on the same basis as other Sara Lee management personnel of the same employment grade and rank as Meysman.

         Meysman's participation in the above-described benefit plans shall be subject at all times to the terms and conditions of such plans, as they may exist from time-to-time, and as established by Sara Lee's Board of Directors, or a committee thereof. Meysman acknowledges that Sara Lee shall have the right to amend or discontinue any plan at any time, subject to the rights which Meysman shall have accrued under such plan prior to the effective date of any amendment or discontinuance.

         7.      TERMINATION OF AGREEMENT

         Meysman shall continue to be entitled to participate in the benefit plans provided for in this Agreement until such time as annexes A or B to the Sara Lee/DE Agreement become applicable.


         8.      OTHERS TERMS AND CONDITIONS OF EMPLOYMENT

         All other terms and conditions of the Sara Lee/DE Agreement shall remain in full force and effect as set forth in that certain agreement dated November 9, 1994, by and between Meysman and Sara Lee/DE.




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         IN WITNESS WHEREOF, Meysman and Sara Lee have signed this Agreement on the date first above written.





                                SARA LEE CORPORATION



                                By:  /s/ Gary C. Grom
                                   ____________________________
                                   Gary C. Grom
                                   Senior Vice President
                                   Human Resources

                                 /s/ Frank L. Meysman
                                ________________________________
                                     Frank L. Meysman


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